Exhibit 4.3

EVERBRIDGE, INC.

AMENDMENT TO

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amendment to The Third Amended and Restated Investor Rights Agreement (the “Amendment”) is effective as of November 20, 2017, by and among Everbridge, Inc., a Delaware corporation (the “Company”), and the undersigned hereto, pursuant to that certain Third Amended and Restated Investor Rights Agreement, dated as of September 9, 2011 (the “Rights Agreement”), by and among the Company and the Investors (as defined therein).  Capitalized terms used in this Amendment and not otherwise defined have the meanings ascribed to them in the Rights Agreement.

Recitals

Whereas, the Company and the Investors are parties to the Rights Agreement and desire to amend the termination provision of the Rights Agreement;

Whereas, Section 16.5 of the Rights Agreement provides that any provision of the Rights Agreement may be amended or waived by a written instrument signed by the Company and by persons holding at least a majority of the Registrable Securities voting as a single class on an as-converted to Common Stock basis (the “Requisite Holders”); and

Whereas, the Requisite Holders and the Company desire to amend the Rights Agreement as described above.

Agreement

Now Therefore, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Company and the undersigned Requisite Holders hereby agree as follows:

1.Amendment to Section 9.1. Section 9.1 of the Rights Agreement is hereby amended and restated in its entirety as follows:

“9.1 Termination. The rights to cause the Company to register securities granted under Sections 6 and 7 of this Agreement and to receive notices pursuant to Section 7 of this Agreement shall terminate, with respect to each Holder, upon the earlier date of: (i) three (3) years after the closing date of the Company’s initial underwritten public offering of Common Stock of the Company pursuant to a Registration Statement, (ii) upon any of the following events: (a) any liquidation, dissolution, or winding up of the Company, whether voluntary or not, (b) the sale, lease, assignment, transfer, conveyance or disposal of all or substantially all of the assets of the Company, (c) the exclusive license of all or substantially all of the material intellectual property rights of the Company, or (d) the acquisition of the Company by means of consolidation, corporate reorganization, merger or other transaction or series of related transactions in which stockholders of the Company immediately prior to such transaction(s) do not own at least a majority of the outstanding voting securities of the successor entity and (iii) with respect to any Holder, at such time as Rule 144 promulgated under the Securities Act or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration.

153384145 v3

Exhibit 4.3

2.Miscellaneous.

(a)Express Amendment.  Except as expressly amended hereby, all of the other terms, covenants and conditions of the Rights Agreement are unmodified by this Amendment, and shall remain in full force and effect in accordance with their terms.

(b)Waiver or Amendment. This Amendment cannot be amended, modified or terminated without the express written consent of the Company and the Requisite Holders.

(c)Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding those laws that direct the application of the laws of another jurisdiction.

(d)Counterparts.  This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement. This Amendment may be executed and delivered by facsimile signature, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) and such execution and delivery shall be considered valid, binding and effective for all purposes.

[signature pages follow]

153384145 v3

Exhibit 4.3

IN WITNESS WHEREOF, this Amendment to Third Amended and Restated Investor Rights Agreement is executed as of the date first above written.

Company:

Everbridge, Inc.

By:/s/ Jaime Ellertson____

Name: Jaime Ellertson

Title: Chief Executive Officer

Sigbnature Page to Everbridge, Inc.

Amendment to Third Amended and Restated Investor Rights Agreement

Exhibit 4.3

IN WITNESS WHEREOF, this Amendment to Third Amended and Restated Investor Rights Agreement is executed as of the date first above written.

:/s/ Jaime Ellertson

Jaime Ellertson

Sigbnature Page to Everbridge, Inc.

Amendment to Third Amended and Restated Investor Rights Agreement

Exhibit 4.3

IN WITNESS WHEREOF, this Amendment to Third Amended and Restated Investor Rights Agreement is executed as of the date first above written.

ABS Ventures IC L.P.

By: Calvert Capital V L.L.C.,

       its General Partner

By: /s/ Bruns Grayson

Name: Bruns Grayson

Title: Manager

Sigbnature Page to Everbridge, Inc.

Amendment to Third Amended and Restated Investor Rights Agreement